Exhibit 5.1

January 16, 2024

Kisses From Italy Inc.

80 SW 8th Street

Suite 2000

Miami, Florida 33130

Re:	Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-276197)

Ladies and Gentlemen:

We are acting as securities counsel to Kisses From Italy Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) of Amendment No. 1 to Registration Statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed resale from time to time by certain selling shareholders (the “Selling Shareholders”) named in the Prospectus (as defined below) of up to 77,081,584 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Shares consist of (i) 72,606,584 shares of Common Stock that may be purchased by MacRab LLC (“MacRab”) pursuant to that certain Standby Equity Commitment Agreement, dated November 22, 2021, by and between MacRab and the Company, as amended by Amendment No. 1, dated March 29, 2023, and Amendment No. 2, dated December 5, 2023 (collectively, the “MacRab Purchase Agreement”); (ii) 750,000 shares of Common Stock (the “MacRab Warrant Shares”) issuable to MacRab upon exercise of a warrant to purchase 750,000 shares of Common Stock issued to MacRab under the MacRab Purchase Agreement (the “MacRab Warrant”); (iii) 1,000,000 shares of Common Stock (the “JSC Warrant Shares”) issuable upon exercise of a warrant to purchase 1,000,000 shares of Common Stock (the “JSC Warrant”) issued to Jefferson Street Capital LLC pursuant to a Securities Purchase Agreement by and between Jefferson Street Capital LLC and the Company, dated May 24, 2023 (the “JSC Purchase Agreement”); (iv) 1,000,000 shares of Common Stock (the “Firstfire Warrant Shares”) issuable upon exercise of a warrant to purchase 1,000,000 shares of Common Stock (the “Firstfire Warrant”) issued to Firstfire Global Opportunity Fund, LLC pursuant to a Securities Purchase Agreement between Firstfire Global Opportunity Fund, LLC and the Company, dated June 6, 2023 (the “Firstfire Purchase Agreement”); (v) 862,500 shares of Common Stock (the “CS Capital Warrant Shares”) issuable upon exercise of a warrant to purchase 862,500 shares of Common Stock issued to GS Capital Partners, LLC pursuant to a Securities Purchase Agreement by and between GS Capital Partners, LLC and the Company, dated July 11, 2023 (the “CS Capital Purchase Agreement”); and (vi) 862,500 shares of Common Stock (the “Coventry Warrant Shares”) issuable upon exercise of a warrant to purchase 862,500 shares of Common Stock (the “Coventry Warrant”) issued to Coventry Enterprises, LLC pursuant to a Purchase Agreement by and between Coventry Enterprises, LLC and the Company, dated August 22, 2023 (the “Coventry Purchase Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

Kisses from Italy Inc.

January 16, 2024

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement and the exhibits thereto, the MacRab Purchase Agreement; the MacRab Warrant; the JSC Purchase Agreement; the JSC Warrant; the Firstfire Purchase Agreement; the Firstfire Warrant; the CS Capital Purchase Agreement; the CS Capital Warrant; the Coventry Purchase Agreement; the Coventry Warrant; and such other records, instruments and documents as we have deemed advisable to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company and filings made by the Company with the SEC.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Florida Business Corporation Act and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Florida corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Florida law, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.The issuance of the MacRab Shares has been duly authorized by all necessary corporate action of the Company, and the MacRab Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the MacRab Purchase Agreement in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.The issuance of the MacRab Warrant Shares has been duly authorized by all necessary corporate action of the Company, and the MacRab Warrant Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the MacRab Warrant in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3.The issuance of the JSC Warrant Shares has been duly authorized by all necessary corporate action of the Company, and the JSC Warrant Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the JSC Warrant, will be validly issued, fully paid and non-assessable.

Kisses from Italy Inc.

January 16, 2024

4.The issuance of the Firstfire Warrant Shares has been duly authorized by all necessary corporate action of the Company, and the Firstfire Warrant Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the Firstfire Warrant, will be validly issued, fully paid and non-assessable.

5.The issuance of the CS Capital Warrant Shares has been duly authorized by all necessary corporate action of the Company, and the CS Capital Warrant Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the CS Capital Warrant, will be validly issued, fully paid and non-assessable.

6.The issuance of the Coventry Warrant Shares has been duly authorized by all necessary corporate action of the Company, and the Coventry Warrant Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the Coventry Warrant, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

/s/ The Crone Law Group, P.C.

THE CRONE LAW GROUP, P.C.